UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 18, 2006
PRA INTERNATIONAL
(Exact name of registrant as specified in its charter)

DELAWARE	000-51029	54-2040171
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
12120 Sunset Hills Road
Suite 600
Reston, Virginia 20190
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (703) 464-6300
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On June 18, 2006, PRA International, a Delaware corporation (“PRA”), PBR Holdings SA, a Luxembourg société anomyme (“Holdings”), Pharma-Bio Research Metaholdings B.V., a Netherlands corporation (“PBR”) and certain other parties (collectively with Holdings, the “Sellers”) entered into a Share and Loan Note Purchase Agreement (the “Agreement”) under which PRA has agreed to acquire all of the outstanding shares of PBR for €85 million in cash, assumed debt and approximately 700,000 shares of restricted common stock of PRA. The restricted shares, which represent approximately 15% of the aggregate purchase price, are subject to lock-up restrictions for a period of one year from the issuance of the shares upon closing of the acquisition.
The proposed acquisition, which is expected to close in the third quarter of 2006, is subject to customary warranties and closing conditions provided in the Agreement, which is governed by English law.
Immediately prior to entering into the Agreement, PRA received a waiver to a covenant in its existing senior revolving credit facility to permit the acquisition of PBR.
Item 3.02 Unregistered Sales of Equity Securities.
In connection with the acquisition of PBR described in Item 1.01 above, the Agreement provides that, upon the closing of the acquisition, PRA will issue approximately 700,000 shares of restricted common stock of PRA at a price per share of $22.552, representing the average daily closing price of PRA common stock on the Nasdaq National Market for the five consecutive trading days prior to June 16, 2006.
The Sellers have agreed that the restricted shares of PRA to be issued upon the closing of the acquisition will be subject to lock-up restrictions under which the Sellers agree to refrain from transferring, hedging or otherwise disposing of the shares for a period of one year after the closing of the acquisition. Upon the expiration of the lock-up period, PRA has agreed to register the resale of the shares by Holdings and to maintain an effective registration statement for the shares for a period of up to one year after the registration statement becomes effective.
The Agreement provides that the PRA shares will be issued to the Sellers in consideration of part of the debt to be assumed by PRA in connection with the acquisition. The offer and sale of the PRA shares upon the closing of the acquisition are exempt from registration under Section 4(2) of the Securities Act of 1933 and/or Regulation S promulgated thereunder.
Item 7.01 Regulation FD Disclosure.
On June 19, 2006, PRA issued a press release announcing its acquisition of PBR. A copy of the press release is furnished herewith as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release, dated June 19, 2006, of PRA International (furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRA INTERNATIONAL
Date: June 19, 2006	By:	/s/ Spiro Fotopoulos
Spiro Fotopoulos
Vice President, Legal Affairs